                                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 (No. 333-179098) of ExlService Holdings, Inc.; and

(2) Registration Statements on Form S-8 (Nos. 333-139211; 333-157076; and 333-206022) of ExlService Holdings, Inc.

of our reports dated February 26, 2016, with respect to the consolidated financial statements of ExlService Holdings, Inc., and the effectiveness of internal control over financial reporting of ExlService Holdings, Inc. included in this Annual Report (Form 10-K) of ExlService Holdings, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

New York, New York
February 26, 2016